UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 19, 2006
Gladstone Commercial Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-50363	020681276

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1521 Westbranch Drive, Suite 200, McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 703-287-5800
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 25, 2006, Gladstone Commercial Limited Partnership (the “Operating Partnership”), a Delaware limited partnership controlled by Gladstone Commercial Corporation (the “Company”) through its ownership of GCLP Business Trust II, the general partner of the Operating Partnership, approved an amendment to its first amended and restated agreement of limited partnership to provide for the Operating Partnership’s establishment and issuance of an equal number of 7.50% Series B Cumulative Redeemable Preferred Units (the “Preferred Units”) as are issued by the Company in connection with its offering of 7.50% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) upon the Company’s contribution to the Operating Partnership of the net proceeds of the Series B Preferred Stock offering. The Preferred Units provided for under the amendment have preferences, distribution rights, and other provisions substantially the same as those of the Company’s Series B Preferred Stock. The text of the amendment is included as an exhibit to this Form 8-K.
Item 8.01 Other Events.
On October 25, 2006, the Company issued a press release announcing the completion of the offering of 1,150,000 shares of its 7.50% Series B Cumulative Redeemable Preferred Stock at $25 per share, which includes the full exercise of a 150,000 share over-allotment option by the underwriters. The Company received approximately $27,380,000 in net proceeds, after expenses borne by the Company, from the sale of the Series B Preferred Stock. The net proceeds of the offering will be used to repay outstanding indebtedness on the Company’s line of credit. Ferris, Baker Watts, Incorporated acted as sole book-running and co-lead manager with Robert W. Baird & Co. and J.J.B. Hilliard, W.L. Lyons, Inc. acted as co-manager in the offering. A copy of the final prospectus and prospectus supplement related to the public offering of the Series B Preferred Stock may be obtained from the Company’s website at www.GladstoneCommercial.com. The Series B Preferred Stock began trading on the Nasdaq Global Market under the symbol “GOODO” on Wednesday, October 25, 2006. The text of the press release is included as an exhibit to this Form 8-K.
In connection with the above-referenced Series B Preferred Stock offering, on October 19, 2006 the Company issued a press release containing the following statement: “The preferred stock may be redeemed at liquidation preference at the election of the Company on or after November 30, 2011.” This statement contained a clerical error and should have read: “The preferred stock may be redeemed at liquidation preference at the election of the Company on or after October 31, 2011.”
Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit 10.1 -	Gladstone Commercial Limited Partnership Schedule 4.2(A)(2) to First Amended And Restated Agreement of Limited Partnership: Designation of 7.50% Series B Cumulative Redeemable Preferred Units.

	Exhibit 99.1 -	Gladstone Commercial Corporation Press Release Dated as of October 25, 2006.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Gladstone Commercial Limited Partnership Schedule 4.2(A)(2) to First Amended And Restated Agreement of Limited Partnership: Designation of 7.50% Series B Cumulative Redeemable Preferred Units.

99.1	Gladstone Commercial Corporation press release dated October 25, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation
October 25, 2006	By:	/s/ Harry Brill
		Name:	Harry Brill
		Title:	Chief Financial Officer